                                                             File No. 333-
                                                                          ------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 H&R BLOCK, INC.
             (Exact name of registrant as specified in its charter)

         MISSOURI                                               44-0607856
   (State of Incorporation)                                  (I.R.S. Employer
                                                             Identification No.)

                                4400 MAIN STREET
                           KANSAS CITY, MISSOURI 64111
                    (Address of Principal Executive Offices)

                H&R BLOCK, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN
                              (Full Title of Plan)

                          James H. Ingraham, Secretary
                                 H&R Block, Inc.
                                4400 Main Street
                           Kansas City, Missouri 64111
                                  816-753-6900
           (Name, address, and telephone number of agent for service)
--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE


====================================================================================================================
                                                    Proposed                 Proposed
      Title of                                      maximum                   maximum
     securities                 Amount              offering                 aggregate                Amount of
       to be                     to be               price                   offering               registration
     regisered               registered(1)         per share(2)              price(2)                  fee(2)
--------------------------------------------------------------------------------------------------------------------
Common Stock, without
par value                     3,000,000             $31.875(3)           $95,625,000.00              $25,245.00

--------------------------------------------------------------------------------------------------------------------



(1) Plus such additional indeterminate number of shares as may be issuable pursuant to the anti-dilution provisions of the registrant's 2000 Employee Stock Purchase Plan. In addition, pursuant to Rule 416(c)under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the H&R Block, Inc. 2000 Employee Stock Purchase Plan.
(2) Calculated in accordance with the provisions of Rule 457(h)(1) pertaining to employee benefit plans.
(3) Estimated pursuant to Rule 457(c)and (h), and based on the average of the high and low prices on July 27, 2000, as reported by the New York Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The documents listed below are incorporated by reference into this Registration Statement and all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

         (a) The registrant's Annual Report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the 1934 Act which contains, either directly or by incorporation by reference, audited financial statements for the registrant's fiscal year ended April 30, 2000;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the Annual Report referred to in (a) above;

         (c) The description of the registrant's Common Stock which is contained in the registrant's Registration Statement on Form 8-C dated August 6, 1969, the description of the registrant's Common Stock contained in the prospectus which is a part of the registrant's Registration Statement on Form S-14 (File No. 2-66751) effective April 7, 1980, and any amendment or report filed for the purpose of updating such description.

Item 4.           DESCRIPTION OF SECURITIES.

                  The class of securities to be offered is registered under
Section 12 of the 1934 Act and, therefore, a description of the securities pursuant to Item 202 of Regulation S-K is not required.

Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  No expert named in the Registration Statement or counsel for the registrant has, or is to receive in connection with the offering a substantial interest, direct or indirect, in the registrant or any of its subsidiaries. James H. Ingraham, who has rendered an opinion of counsel as to the legality of the securities being registered (Exhibit 5 hereto), is employed by a subsidiary of the registrant and is Vice President, General Counsel and Secretary of the registrant.

Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 351.355 of the General and Business Corporation Law of Missouri provides as follows:

                  "351.355. 1. A corporation created under the laws of this state may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  "2. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

                  "3. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

                  "4. Any indemnification under subsections 1 and 2 of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this section. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to this action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

                  "5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

                  "6. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or bylaws or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  "7. A corporation created under the laws of this state shall have the power to give any further indemnity, in addition to the indemnity authorized or contemplated under other subsections of this section, including subsection 6, to any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided such further indemnity is either (i) authorized, directed or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, and provided further that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Nothing in this subsection shall be deemed to limit the power of the corporation under subsection 6 of this section to enact bylaws or to enter into agreements without shareholder adoption of the same.

                  "8. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

                  "9. Any provision of this chapter to the contrary notwithstanding, the provisions of this section shall apply to all existing and new domestic corporations, including, but not limited to, banks, trust companies, insurance companies, building and loan associations, savings bank and safe deposit companies, mortgage loan companies, corporations formed for benevolent, religious, scientific or educational purposes and nonprofit corporations.

                  "10. For the purpose of this section, references to 'the corporation' include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

                  "11. For purposes of this section, the term 'other enterprise' shall include employee benefit plans; the term 'fines' shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term

          'serving at the request of the corporation' shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner 'not opposed to the best interests of the corporation' as referred to in this section."

                  Section 23 of the registrant's current Amended and Restated Bylaws, as amended ("Bylaws") contains provisions which are essentially the same as the provisions of the Missouri statute, except that only a person who is or was a director or officer of the registrant, or is or was serving at the registrant's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise may be indemnified. In addition, the Bylaws permit the registrant to enter into indemnification agreements with its directors and officers. The form of indemnification agreement approved by the registrant's shareholders and incorporated into the Bylaws provides that indemnity is mandatory in all cases unless it is determined by the court that the director's or officer's conduct was knowingly fraudulent, deliberately dishonest or that it constituted willful misconduct. In addition, no indemnification is provided if a court determines that such indemnification would not be lawful or if a judgment is rendered against the director or officer for an accounting of profits made as a result of the director's or officer's purchase and sale or sale and purchase of the registrant's securities pursuant to the provisions of Section 16(b) of the 1934 Act and amendments thereto. The indemnification agreement also requires the registrant to purchase and maintain a policy or policies of directors and officers liability insurance providing, in all respects, coverage at least comparable to that maintained by the registrant at the date of the agreement except that the registrant is not required to maintain such insurance if the registrant notifies the director or officer in writing within five business days after the making of the decision to not renew or replace the insurance policy or policies or any portion of the coverage provided by such policy or policies. The registrant's Bylaws are filed as
Exhibit 3.1 to the registrant's quarterly report on Form 10-Q for the fiscal quarter ended October 31, 1999, and Section 23 of such Bylaws is incorporated by reference herein.

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  No restricted securities are to be reoffered or resold pursuant to this Registration Statement and, therefore, no exemption from registration is claimed.

Item 8.           EXHIBITS.

                  The exhibits filed as part of the Registration

Statement are as follows:

4.1 Restated Articles of Incorporation of H&R Block, Inc., as amended, filed as Exhibit 3(b) to the Company's quarterly report on Form 10-Q for the quarter ended October 31, 1996, are incorporated by reference.

4.2      Amended and Restated Bylaws of H&R Block, Inc., as amended, filed as
         Exhibit 3.1 to the Company's quarterly report on Form 10-Q for the quarter ended October 31, 1999, are incorporated by reference.

5 Opinion of counsel as to the legality of the securities being registered and the consent of such counsel.

23 The consent of PricewaterhouseCoopers LLP, independent public accountants (the consent of counsel is contained in the opinion filed as Exhibit 5 hereto).

Item 9.           UNDERTAKINGS.

                  (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however, that items (1)(a) and (1)(b) of this undertaking do not apply if the registration statement is on Form S-8 and the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act.

                  (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) The undersigned registrant hereby undertakes to remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the require-ments for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, and the State of Missouri, on this 24th day of July, 2000.

                                                 H&R BLOCK, INC.
                                         -------------------------------



                                         By /s/ Frank L. Salizzoni
                                            -----------------------------
                                            Frank L. Salizzoni
                                            Chief Executive Officer



                      ------------------------------------



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank L. Salizzoni and Mark A. Ernst, or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.



                      ------------------------------------

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                                Title                           Date
       ---------                                -----                           ----

/s/ Frank L. Salizzoni                      Chief Executive                    7/24/00
--------------------------------            Officer and                       ----------
Frank L. Salizzoni                          Director
                                            (principal executive
                                            officer)

/s/ G. Kenneth Baum                         Director                           7/25/00
--------------------------------                                              ----------
G. Kenneth Baum


/s/ Henry W. Bloch                          Director                           7/24/00
--------------------------------                                              ----------
Henry W. Bloch


/s/ Robert E. Davis                         Director                           7/24/00
--------------------------------                                              ----------
Robert E. Davis


/s/ Donna R. Ecton                          Director                           7/26/00
--------------------------------                                              ----------
Donna R. Ecton


/s/ Mark A. Ernst                           Director                           7/24/00
--------------------------------                                              ----------
Mark A. Ernst


/s/ Henry F. Frigon                         Director                           7/24/00
--------------------------------                                              ----------
Henry F. Frigon


                                            Director
--------------------------------                                              ----------
Roger W. Hale


/s/ Louis W. Smith                          Director                           7/26/00
--------------------------------                                              ----------
Louis W. Smith


/s/ Morton I. Sosland                       Director                           7/25/00
--------------------------------                                              ----------
Morton I. Sosland



       Signature                                Title                           Date
       ---------                                -----                           ----


/s/ Frank J. Cotroneo                       Senior Vice                        7/27/00
--------------------------------            President and                     ----------
Frank J. Cotroneo                           Chief Financial Officer
                                            (principal financial
                                            officer)

/s/ Cheryl L. Givens                        Vice President                     7/28/00
--------------------------------            and Corporate                     ----------
Cheryl L. Givens                            Controller
                                            (principal accounting
                                            officer)


THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the administrators of the H&R Block, Inc. 2000 Employee Stock Purchase Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paradise Valley, State of Arizona, on the 27th day of July, 2000.


The H&R BLOCK, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN



By: /s/ Donna R. Ecton
    -----------------------------
    Donna R. Ecton
    Director, H&R Block, Inc. and
    Member, Compensation Committee of the Board of Directors of
    H&R Block, Inc.